UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SCILEX HOLDING COMPANY

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On March 27, 2023, Scilex Holding Company issued the following press release:

FOR IMMEDIATE RELEASE March 27, 2023

Scilex Holding Company Reports Substantial Underreporting of More Than 44 Million Shares of its Common Stock by Brokerage Firms for the Upcoming Annual Meeting of Stockholders Scheduled for April 6, 2023 and Issues a Supplement to its Previously Issued “FAQ” Regarding the Dividend of Scilex Holding Company Common Stock

PALO ALTO, CALIFORNIA – March 27, 2023 (GLOBE NEWSWIRE)—Scilex Holding Company (Nasdaq: SCLX, “Scilex”), a subsidiary of Sorrento Therapeutics, Inc. (OTC Market: SRNEQ) (“Sorrento”), announced today that there are more than 44 million shares of its common stock that have not yet been reported by brokers, banks and other nominees (collectively, “brokerage firms”) to Broadridge Financial Solutions, Inc. (“Broadridge”), an independent third party that collects and tabulates stockholder votes for the upcoming annual meeting of Scilex’s stockholders, to be held on April 6, 2023 (the “Annual Meeting”). On March 9, 2023, Broadridge distributed the proxy materials for the Annual Meeting (the “Proxy Materials”) to all Scilex stockholders of record as of March 6, 2023, the record date for the Annual Meeting.

The widespread and substantial non-reporting and under-reporting of eligible stockholder votes poses a serious risk of legal challenge as Delaware law and Scilex’s bylaws provide that each stockholder is entitled to one vote for each share of Scilex capital stock held by such stockholder on all matters on which stockholders generally are entitled to vote. Under Federal law, specifically Rule 14b-1 of the Securities Exchange Act of 1934 (as amended), brokerage firms are required to forward the Annual Meeting proxy materials received from Scilex (any additional proxy soliciting materials that Scilex may distribute to such firms from time to time) to such brokerage firms’ customers who are the beneficial owners of Scilex capital stock no later than five business days after receipt of such materials. Rules of the Financial Industry Regulatory Authority (“FINRA”) also require brokerage firms to distribute proxy materials to such brokerage firms’ customers. These rules are designed to ensure that stockholders are informed of their right to vote at the Annual Meeting.

Given that more than 44 million shares of Scilex common stock have not yet been reported by brokerage firms to Broadridge, Scilex believes that certain brokerage firms have not complied with, and thus violated, their legal obligation to deliver the Proxy Materials to their customers and inform such customers of their right to vote at the Annual Meeting. As a result, such brokerage firms may be subject to sanctions and investigation by US government regulatory agencies as well as legal action by Scilex stockholders. To protect the voting rights of Scilex stockholders, Scilex is reporting to, and coordinating with, regulatory agencies, including FINRA, to investigate the widespread and substantial non-reporting and under-reporting of eligible stockholders’ votes and may bring appropriate legal action in due course.

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Scilex, together with Sorrento, previously provided a series of “Frequently Asked Questions” documents under the “Investors” section of Sorrento’s website at www.sorrentotherapeutics.com regarding Sorrento’s distribution of the Dividend Stock to its stockholders and is today providing a further update to the FAQs to clarify the voting rights of Scilex stockholders at the Annual Meeting on April 6, 2023 and to request that all Scilex stockholders contact their respective brokerage firms to demand delivery of the Proxy Materials for the Annual Meeting (and any additional proxy soliciting materials Scilex distributes to such firms from time to time) and instructions on how to vote their shares of Scilex common stock at the Annual Meeting. The update to the FAQs is included in this press release and can also be found at Scilex’s website www.scilexholding.com and Sorrento’s website www.sorrentotherapeutics.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex is uncompromising in its focus to become the global pain management leader committed to social, environmental, economic, and ethical principles to responsibly develop pharmaceutical products to maximize quality of life. Results from the Phase III Pivotal Trial C.L.E.A.R. Program for SEMDEXATM, its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica), were announced in March 2022. Scilex intends to submit a request to the FDA for a type D meeting for purposes of pre-NDA discussion with the FDA. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with moderate to severe pain. Scilex launched its first commercial product ZTlido® in October 2018, in-licensed a commercial product Gloperba® in June 2022, and its third FDA-approved product ElyxybTM in February 2023. It is also developing its late-stage pipeline, which includes a pivotal Phase 3 candidate, and one Phase 2 and one Phase 1 candidate. Its commercial product, ZTlido® (lidocaine topical system) 1.8%, or ZTlido®, is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration for the relief of pain associated with post-herpetic neuralgia, which is a form of post-shingles nerve pain. Scilex in-licensed the exclusive right to commercialize Gloperba® (colchicine USP) oral solution, an FDA-approved prophylactic treatment for painful gout flares in adults, in the U.S. Scilex in-licensed the exclusive rights to commercialize ElyxybTM (celecoxib oral solution) in the U.S. and Canada, the only FDA-approved ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. Scilex is planning to commercialize Gloperba® and ElyxybTM in 2023 and is well-positioned to market and distribute the product.    Scilex’s three product candidates are SP-102 (injectable dexamethasone sodium phosphate viscous gel product containing 10 mg dexamethasone), or SEMDEXA™, a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, with FDA Fast Track status; SP-103 (lidocaine topical system) 5.4%, a Phase 2 study, triple-strength formulation of ZTlido®, for the treatment of acute low back pain, with FDA Fast Track status; and SP-104, 4.5 mg Delayed Burst Release Low Dose Naltrexone Hydrochloride (DBR-LDN) Capsule, for the treatment of chronic pain, fibromyalgia that has completed multiple Phase 1 trial programs and is expected to initiate Phase 2 trials in 2023. For further information regarding the SP-102 Phase 3 efficacy trial, see NCT identifier NCT03372161 – Corticosteroid Lumbar Epidural Analgesia for Radiculopathy – Full Text View – ClinicalTrials.gov.

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Scilex Holding Company is headquartered in Palo Alto, California.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding potential violations of law and legal challenges with respect to the actions believed to be taken by brokerage firms that are described in this press release, Scilex’s long-term objectives and commercialization plans, future opportunities for Scilex, Scilex’s future business strategies, Scilex’s current and prospective product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity; statements regarding ZTlido®, Gloperba®, ELYXYBTM, SP-102 (SEMDEXA™), SP-103 or SP-104, if approved by the FDA; Scilex’s development and commercialization plans; and Scilex’s products, technologies and prospects.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks regarding any legal or other action actually taken against brokerage firms for the violations described in this press release; general economic, political and business conditions; risks related to the ongoing COVID-19 pandemic; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the results of the Phase 2 trial for SP-103 or Phase 1 trials for SP-104 may not be successful; risks that the prior results of the clinical trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks set forth in Scilex’s filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement in this press release except as may be required by law.

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Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

# # #

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYBTM is the subject of an exclusive, transferable license to use the trademark by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2023 Scilex Holding Company All Rights Reserved.

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SUPPLEMENT TO FREQUENTLY ASKED QUESTIONS

REGARDING THE DIVIDEND OF SCILEX HOLDING

COMPANY COMMON STOCK BY SORRENTO

THERAPEUTICS, INC.

This supplement is a supplement to the Frequently Asked Questions Regarding the Dividend of Scilex Holding Company Common Stock by Sorrento Therapeutics, Inc. (Sorrento) that was issued by Sorrento on January 29, 2023 and supplemented on February 2, 2023 and February 18, 2023 (collectively, the FAQ), copies of which can be found under the “Investors” section of its website at www.sorrentotherapeutics.com.

This supplement is being issued to update and supplement the information in the FAQ to notify investors regarding certain matters relating to the dividend and voting rights of holders of Scilex common stock. Capitalized terms used in this supplement shall have their respective meanings set forth in the FAQ.

As previously announced and further described in the FAQ (and related updates thereto), on December 30, 2022, Sorrento announced that its board of directors declared a stock dividend (Dividend) consisting of an aggregate of 76,000,000 shares (Dividend Stock) of common stock of Scilex Holding Company held by Sorrento to record holders of (i) Sorrento’s common stock as of the close of business on the Record Date, and (ii) certain warrants to purchase Sorrento common stock (which have or may have the right to participate in the Dividend pursuant to the terms of their respective warrants). On January 19, 2022, the Dividend Stock was distributed to stockholders of record, including brokers, banks and other nominees (collectively, brokerage firms) who hold such stock for the account of their customers.

SUPPLEMENTAL QUESTIONS AND ANSWERS

Q:	Do all holders of Scilex common stock have the right to vote at the Scilex Annual Meeting of Stockholders to be held on April 6, 2023 (the “Annual Meeting”)?

A:

Yes. At the Annual Meeting, each stockholder is entitled to one vote for each share of Scilex common stock held by such stockholder, regardless of whether such shares are subject to any restrictions on transfer and regardless of whether such stock is held directly in the name of the stockholder or through or broker, bank or other institution.

There have been rumors circulating that the Dividend Stock does not have any voting rights. Such rumors are patently false. All holders of Scilex common stock have the right to vote their shares of Scilex common stock at the Annual Meeting, including those stockholders that hold Dividend Stock and those who have loaned their shares of Scilex common stock to “short” sellers (Loaned Stock).

Scilex urges all Scilex stockholders to (i) exercise their right to vote at the Annual Meeting and (ii) contact their brokerage firm to demand delivery of the proxy materials for the Annual Meeting (the Proxy Materials) and instructions on how to vote their shares of Scilex common stock, including the Dividend Stock or Loaned Stock at the Annual Meeting.

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Q:	What if I did not receive the Proxy Materials or instructions on how to vote my shares of Scilex common stock at the Annual Meeting from my brokerage firm?

A:	If you have not yet received the Proxy Materials or instructions on how to vote my shares of Scilex Common Stock at the Annual Meeting from your brokerage firm, Scilex urges you to contact your brokerage firm to demand delivery of the Proxy Materials and voting instructions.

Q:	Will Sorrento or Scilex management take any action with respect to the widespread and substantial non-reporting and under-reporting of eligible stockholder votes?

A:	Yes. Scilex and Sorrento are in contact with regulatory agencies, including the Financial Industry Regulatory Agency (FINRA), which oversees U.S. broker-dealers, to help enforce compliance with applicable laws, rules and regulations governing market participants, such as the brokerage firms, which require such participants to deliver proxy soliciting materials to their customers and inform such customers of their right to vote at the Annual Meeting.

Q:	Will Sorrento extend the transfer restrictions on the Dividend Stock beyond May 11, 2023?

A:

Sorrento believes that there are substantial “naked short” positions in the more than 44 million shares of Scilex common stock that have not yet been reported by the brokerage firms to Broadridge Financial Solutions, Inc. (Broadridge), an independent third party that collects and tabulates stockholder votes for the Annual Meeting, including large “naked short” positions of Dividend Stock.

Scilex and Sorrento are in contact with regulatory agencies, including FINRA, to help enforce compliance with applicable laws, rules and regulations governing market participants, which laws, rules and regulations strictly prohibit intentional or abusive “naked shorting” of publicly traded securities. Note that “naked short” sales or “naked short” positions in any Scilex common stock may constitute a violation of SEC Regulation SHO.

With strong evidence to support its belief that there are a substantial number of “naked short” positions in Scilex common stock, Sorrento and Scilex are very concerned that a substantial number of Sorrento stockholders are not receiving the Dividend Stock in their individual brokerage accounts. As a result, Sorrento may extend the current transfer restrictions on the Dividend Stock beyond May 11, 2023 to December 31, 2023 or such other date when all Dividend Stock has been distributed to the rightful beneficial owners of such stock.

Q:	Why does your brokerage statement reflect a zero value for your shares of Dividend Stock and is that legal?

A:

Management of Sorrento and Scilex believe that the Dividend Stock should be “marked-to-market” in your brokerage statements.

By reflecting a zero value on the Dividend Stock, we believe that brokerage firms are risking compliance with their financial reporting obligations and are potentially assisting “naked short” sellers in the hiding of such sellers’ “naked short” positions to avoid margin requirements, which is illegal. Note that “naked short” sales or “naked short” positions in any Scilex common stock may constitute a violation of SEC Regulation SHO.

If your brokerage statement indicates that the Dividend Stock has no value, please contact your brokerage firm directly on an immediate basis to ensure that your brokerage statement is accurate and reflects the value of the Dividend Stock.

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Q:	Can Sorrento revoke the distribution of Dividend Stock to stockholders who loaned their Dividend Stock to “short sellers”?

A:

Any stockholders that have loaned their Dividend Stock and/or who have not called back any loaned Dividend Stock have violated the transfer restrictions to which such stock is subject (as referenced above) and Sorrento is considering its right to revoke the Dividend Stock from holders who loaned such stock to “short sellers”.

Sorrento urges all holders of Dividend Stock to contact their respective brokerage firms to request immediate return of their Dividend Stock to avoid any potential recall of the loaned Dividend Stock. Sorrento also urges all “naked short” sellers in Scilex common stock to cover their naked short positions or face potential legal action from regulatory agencies or proper state and federal authorities.

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